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                                                              Exhibit 10.56



                                  FIRST AMENDMENT
                            CENTERPOINT PROPERTIES TRUST
                              1995 DIRECTOR STOCK PLAN

The CenterPoint Properties 1995 Director Stock Plan (the "Plan") is hereby amended as follows:

                                     ARTICLE 1

Section 6.1 is hereby amended in its entirety to henceforth read as follows:

     "6.1 AWARD. Upon election or re-election to the Board each year, each Participant shall receive in lieu of fifty percent (50%) or, upon a Participant's written election to be received by the Company at least two business days prior to the date of election or re-election to the Board, up to one hundred percent (100%) of the Participant's annual retainer fee an Award determined by dividing
            (a) fifty percent (50%) or more, as the case may be, of the Participant's annual retainer fee by (b) the Share Price for the last Trading Day before the date of such election or re-election. The Participant shall receive cash in lieu of any fractional share resulting from this determination."

                                     ARTICLE 2

This amendment is effective as of the date of adoption by the Board.